                                                                    Exhibit 10.1

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.

                                SUPPLY AGREEMENT

This Supply Agreement (the "Agreement") is made effective as of the 14th day of September, 2001, (the "Effective Date"), by and between Airspan Communications Ltd., a company organised under the laws of England and Wales, with its principal place of business at Cambridge House, Oxford Road, Uxbridge, Middlesex, UB8 1UN, England ("ACL"), and Monarch Communications Limited a company organised under the laws of Nigeria with its principal office at Orbital House, No 180, Awolowo Road, Ikoyi, Lagos, Nigeria ("Purchaser").

                                   WITNESSETH:

WHEREAS, ACL is engaged in the design and manufacture of various telecommunications product lines including, among others, those ACL products more completely described in Exhibit A hereto (the ACL products described in Exhibit A of this Agreement, as from time to time amended in accordance with the provisions of this Agreement, are hereinafter called the "ACL Products"); and

WHEREAS, Purchaser is engaged in the operation of telecommunications systems;
and

WHEREAS, during the Term (as defined below) of this Agreement, ACL desires to supply to Purchaser, and Purchaser wishes to acquire from ACL, the ACL Products on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed as follows:

1.    SCOPE.

      1.1.This Agreement shall remain in effect for a period of 3 years from the Effective Date (the "Term").

      1.2. During the Term, in accordance with each purchase order issued by Purchaser and accepted by ACL, ACL shall:


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            a. Engineer, sell, and deliver that equipment so specified in the order ("Equipment" being defined as the hardware component of each product being offered under the terms and conditions of this Agreement);

            b. Grant to Purchaser a non-transferable, non-exclusive, paid-up licence to use the Software (as defined in Section 10.1) during the useful life of the associated Equipment on the terms and conditions set forth in the Software Licence, Section 10; and

            c. Test, install and commission the Equipment and/or Software and integrate the Equipment and/or Software in accordance with ACL's specification therefor with third party equipment agreed upon by both parties (the "Installation Services") if such services are included in the price of the Equipment or Software or if such services are ordered separately.

            d. Train Monarch staff to enable them engineer, operate and maintain the system. In this regard, training shall be provided by ACL for all facets of the Hardware and Software components of the ACL Products as follows:

            i. Pre-Installation: against Purchaser's first order only ACL will provide a single training course in Uxbridge for up to seven (7) of Purchaser's engineers without additional charge to Purchaser;

            ii. Installation: on-the-job training will be provided to a limited number of Purchaser's engineers during the provision of Installation Services by ACL ;

            iii. Post Installation [Operation and Maintenance]: training will be provided by ACL at the times and location(s) agreed upon by the parties at the rates set forth in Exhibit B, the Price List.

      1.3. ACL will also cooperate with Purchaser to develop Purchaser's post project operations management strategy , which will incorporate manning levels and skills requirements. The parties will develop a draft proposal by 30 September 2001 for review by Purchaser.

      1.4 ACL will make spare parts available for purchase by Purchaser for a period of ten years from the date of Shipment of the corresponding Equipment.


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2.    ORDERING PROCEDURE.

      2.1 The following procedures shall be followed with respect to each purchase order issued by Purchaser:

      a. During the Term, Purchaser will inform ACL of its intent to purchase Equipment and Installation Services, and license Software, by sending to ACL a written order. This written order (the "Purchase Order") will state the type of Equipment, System, or Installation Services that Purchaser wants to purchase and the Software Purchaser wants to licence as well as the price of the ordered items (the "Contract Price").

      b. Each Purchase Order shall specifically incorporate by reference the terms and conditions of this Agreement, and no additional or different terms and conditions stated in a Purchase Order, any letter, or otherwise shall be binding unless expressly referred and agreed to by both parties in writing. In the event of a conflict between the terms and conditions of this Agreement and of any Purchase Order issued hereunder, or if the Purchase Order does not reference the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail.

      2.2 TYPE APPROVAL

      ACL shall provide to the Purchaser a copy of the Nigerian Communications Commission Type Approval Certificate, which allows the products on order to be used in Nigeria.

3.    EQUIPMENT FOR MONARCH NIGERIA PROJECT

      3.1. ACL has agreed to provide and Monarch has agreed to provide equipment, software and services set forth in the Schedule of Equipment for the initial order for the Monarch Nigeria Project attached to this Agreement as Exhibit B. and incorporated herein as part of the agreement at the price detailed and on the terms and conditions specified in Exhibit
      B. The parties agree that the terms and conditions specified in Exhibit B. shall govern the supply and purchase of the equipment, software and services listed therein for the initial order.

      3.2. CONTRACT PRICE.

      3.2.1. The Contract Price for each item of Equipment, Installation Services, or Software is as specified in Exhibit B and shall be paid to ACL in US Dollars (USD or US$).


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      3.2.2. The Contract Price for Equipment and Software includes:

            a.    The price of the Equipment;

            b.    The fee for the licensing of the Software;

            c. The charges for the warranty of the Equipment and Software in accordance with Section 7;

            d. Transportation and insurance charges in accordance with ACL's Contract Price set forth in Section 3.2.4 and ACL's delivery obligations set forth in Section 5.1;

            e. Charges for training Monarch staff in accordance with Paragraph 1.2(d).i and 1.2(d).ii; and

      3.2.3. The Contract Price for Installation Services includes:

            a. The price for installation and commissioning the Equipment and Software including the integration of the Equipment and/or Software in accordance with ACL's specification therefor with third party equipment as agreed upon by both parties. ACL shall provide all necessary tools and test equipment required for the installation, testing and commissioning of the Equipment and Software. Commissioning includes successful completion of the Commissioning tests agreed upon by the parties and set forth in Exhibit C.

            b. ACL's Contract Price for Installation and Commissioning is quoted separately for: (i) infrastructure (i.e. ACs and CTs); and (ii) Subscriber Terminal (STs).

      3.2.4. All prices quoted in Exhibit B are CIP, Lagos Port Nigeria .

4.    PAYMENT TERMS.

      4.1 If a Purchase Order is accepted by ACL, ACL will issue an invoice (the "Invoice") to Purchaser within fifteen (15) business days of ACL's receipt of the written Purchase Order from Purchaser. The Invoice specifically shall identify the Equipment, Software, or Systems so ordered, and the Contract Price of such items. Installation Services shall separately be invoiced within fifteen (15) business days of ACL's receipt of a written Purchase Order for same. The Invoice also shall state the total amount due to ACL from Purchaser (.

      4.2 The Purchaser shall open a confirmed irrevocable documentary Letter of Credit in favour of ACL with a bank acceptable to ACL in


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      respect of payments for Equipment and Software listed in Appendix A and such installation services to be provided by ACL under this agreement. The Letter of Credit shall be in an amount equal to the value of the total Contract Price (equipment and installation) and shall have a validity period of 180 Days.

      4.2.1. Draw down on the Letter of Credit shall be as follows:

      a. Ten [10] percent of the total value of the contract price as down payment for which ACL shall issue a Bank Bond in favour of the Purchaser.

      b. Fifty [50] percent of the value of the Equipment and Software ordered shall be paid to ACL fifty (50) days after the date of Delivery on the presentation of the following documents

            i.    ACL attested Invoice;
            ii.   Final Invoice;
            iii.  Airwaybill of lading
            iv.   Packing List.
            v.    Clean report of finding.

      c. The balance of forty [40] percent of the value of the Equipment and Software in the Purchase Order shall be paid one hundred and fifty
            (150) days after the date of Delivery.

      4.2.2. The balance of the 90% of installation charges shall be paid as follows:

            o     50% on the start of installation; and

            o     40% on completion of installation.


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      4.3 In the case of payment by wire (or telegraphic) transfer, the funds due must be received in ACL's designated bank. The transfer instructions are:

      Bank:                  Lloyds Bank
                             32 Commercial Way
                             Woking
                             Surrey
                             GU21 1ER
                             England

      Sort Code:             30-99-80

      Account Name:          ACL Communications Limited

      Account No:            11232312

      Further Instructions:  Reference (Purchaser's name)
                             P.O. No. _______,
                             Payment of Invoice No. _________.

5.    DELIVERY, TITLE, AND RISK OF LOSS.

      5.1. ACL shall make arrangements for the delivery of all Equipment and Software ordered by Purchaser as detailed in Exhibit B, CIP Lagos Port Nigeria as per Incoterms 2000 ("Delivery"); upon which Purchaser will make arrangements for their collection from the Port. ACL agrees to use a reputable freight forwarder which it shall identify to the Purchaser prior to shipment; and the parties shall agree upon the mode of shipment and the carrier.

            In this Agreement, "Incoterms" means the most recent international rules for the interpretation of trade terms published by the International Chamber of Commerce as in force at the date when this Agreement is made. Unless the context otherwise requires, any term or expression which is defined in or given a particular meaning by the provisions of the Incoterms shall have the same meaning in this Agreement, but if there is any conflict


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            between the provisions of the Incoterms and this Agreement, the latter shall prevail.

      5.2. All risk of loss or damage to the Equipment and Software will pass to Purchaser upon Delivery.

      5.3.  Title to the Equipment shall pass to Purchaser on Delivery.

      5.4. The Software shall at all times remain the exclusive property of ACL.

      5.5. ACL shall not make partial deliveries of Purchaser's orders unless the Purchaser has been advised and has agreed in writing to accept such partial delivery in respect of any particular order, such agreement not to be unreasonable withheld or delayed

      5.6. ACL will use reasonable efforts to meet Purchaser's requested delivery schedules for Equipment and Software, but ACL reserves the right to refuse, cancel, or delay delivery to Purchaser when Purchaser's credit is impaired, when Purchaser is delinquent in payments or fails to meet other credit or financial requirements reasonably established by ACL, and agreed by the parties in writing. Should orders for Equipment and Software exceed ACL's available inventory, ACL will disclose its available inventory and make deliveries on a basis discussed and agreed with the Purchaser. ACL shall not be liable for any indirect, consequential, or special losses or damages (including, but not limited to, loss of income or profit and loss of data) that may be suffered by the Purchaser or by any other person for failure to deliver or for any delay or error in delivery of Equipment or Software for any reason whatsoever.

      5.7. In the event that the actual date of Shipment is later than the agreed upon date of Shipment for an accepted Purchase Order or part thereof, Purchaser may levy a penalty of two percent (2%) per week of the Contract Price of the Equipment and/or Software directly affected by the delay up to a maximum amount of twelve percent (12%) of the Contract Price of such affected Equipment or Software. Such penalty must be invoiced by the Purchaser within thirty (30) days of the actual date of Shipment and ACL will pay such invoices within thirty days of receipt or will set-off such amounts against amounts due and payable to ACL. A two-week grace period will apply before Purchaser may levy a penalty but if the delayed Equipment or Software is not delivered during the grace period, the penalty may be levied from the first day of delay. .


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      5.8.  If Purchaser has any ACL owned Equipment in its possession then:

            a. Purchaser shall ensure that Equipment is clearly marked as the property of ACL, and if asked, shall inform any third parties that the Equipment is the property of ACL;

            b. Purchaser shall not purport to create any security, mortgage, lien or pledge over the Equipment, or otherwise deal with the Equipment without ACL's express written consent; and

            c. In the event of any threatened seizure of the Equipment by any third parties, and on termination or expiration of this Agreement, or any contract made pursuant to it, ACL shall have the right to obtain a court order to restrain and /or prevent such seizure; without prejudice to any other remedy which it may have at law in respect of the equipment.

6.    SUBCONTRACTING

      ACL reserves the right to subcontract such portions of: (a) the Equipment manufacture and/or Software development and supply; and/or (b) installation to subcontractors of ACL's choice as ACL deems appropriate.

      The prior written consent of the Purchaser shall be obtained for any sub contract or assignment in accordance with Paragraph 6(b) above, such consent not to be unreasonably withheld or delayed; so however that ACL shall not be relieved of any of its obligations under this agreement by reason of such subcontract or assignment.

7.    WARRANTY.

      7.1 THE WARRANTIES SET FORTH IN SECTIONS 7 AND 8 OF THIS AGREEMENT ARE IN LIEU OF, AND ACL HEREBY DISCLAIMS, ALL OTHER WARRANTIES AND CONDITIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED TERMS OF SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE.

      7.2 Subject to Sections 7.3 and 7.4, ACL warrants that the Equipment sold to Purchaser under this Agreement shall, under normal use and service, be free from defects in materials and faulty workmanship, and that the Software licensed to Purchaser under this Agreement shall conform in all material respects to ACL's published specifications therefor. The warranty period for any item of Equipment and related


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      Software shall be eighteen (18) months from Delivery (hereinafter, this period of time shall be referred to as the " Warranty Period.")

      7.3 ACL's obligation and Purchaser's sole remedy under this warranty are limited to the replacement or repair, , of the defective Equipment or Software within the Warranty Period. ACL shall have no obligation to remedy any such defect if it can be shown that: (a) the Equipment or Software was altered, repaired, or reworked by any party other than ACL without ACL's prior written consent; (b) such defects were the result of Purchaser's or a third party's improper storage, mishandling, abuse, or misuse of the Equipment or Software; (c) such defects were the result of Purchaser's or a third party's use of the Equipment or Software in conjunction with equipment electronically or mechanically incompatible or of an inferior quality; or (d) the defect was the result of damage by fire, explosion, power failure, or any act of nature.

      7.4 The Purchaser may require ACL to provide on-site operation and maintenance services on such terms and conditions agreed by the parties.

      7.5 Subject to the provisions of this warranty clause, defective parts or components must be returned by Purchaser to ACL's point of manufacture facility, freight prepaid, within the Warranty Period, and said defective parts will be repaired or replaced by ACL at no charge to Purchaser. In connection with such return by Purchaser, Purchaser shall comply with ACL's (Return Material Authorisation
            (RMA) procedures.) Risk of loss or damage to Equipment or Software returned to ACL for repair or replacement shall be borne by Purchaser until delivery to ACL. Upon delivery of such Equipment or Software, ACL shall assume the risk of loss or damage until that time that the Equipment or Software being repaired or replaced is returned and delivered to Purchaser. Purchaser will pay the transportation costs for Equipment or Software shipped to ACL for repair or replacement save where the repair or replacement arose out of faulty and defective design in workmanship or manufacture of the equipment or software

      7.6 . ACL shall pay all transportation costs associated with returning repaired or replaced Equipment or Software to Purchaser unless there was no fault found (NFF), in which event, Purchaser shall pay such transportation costs along with ACL's then prevailing NFF charge.

      7.7 ACL will charge Purchaser for any maintenance carried out which is not covered by the warranties contained in Section 7.2 or Section 8 at the rates agreed by the parties for such services.


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8.    WARRANTY ON REPAIRED MATERIALS.

      ACL warrants that the Equipment or Software returned by ACL following repair or replacement by ACL shall be free from defects in materials and faulty workmanship and that the Software will conform in all material respects to ACL's published specifications therefor for ninety (90) days from the date of Delivery or until the end of the Warranty Period, whichever is longer.

9.    LIMITATION OF LIABILITY.

      9.1 WITHOUT PREJUDICE TO SECTION 9.3, NEITHER ACL NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, SHAREHOLDERS, OR AFFILIATES (ACL AND SUCH OTHER PERSONS, THE "ACL PARTIES"), SHALL HAVE ANY LIABILITY TO PURCHASER IN CONTRACT, TORT OR OTHERWISE (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR BREACH OF STATUTORY DUTY) FOR LOSS OF PROFITS, INCOME, REVENUE OR DATA, OR INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES OR LOSSES, ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, ANY PURCHASE ORDER PLACED PURSUANT TO THIS AGREEMENT OR ANY COLLATERAL CONTRACT, OR FROM OR IN CONNECTION WITH THE EQUIPMENT OR THE SOFTWARE OR THE USE THEREOF OR THE INABILITY TO USE THEM EITHER SEPARATELY OR IN COMBINATION WITH OTHER EQUIPMENT OR SOFTWARE,

      9.2. ACL shall be liable for physical damage to property due to ACL's negligence up to a maximum aggregate amount of two million US Dollars (USD2,000,000).

      9.3 Nothing in this Agreement shall exclude or in any way limit ACL liability for death or personal injury caused by its negligence.

10.   SOFTWARE LICENCE.

      10.1 ACL shall grant Purchaser a nonexclusive, non-transferrable license to use the Software, only with the Equipment purchased under this Agreement. Software licensed under this Agreement is defined as computer programs contained on a magnetic tape, disc, semiconductor device, or other memory, including: (a) hardwired logic instructions which manipulate data in the central processor and which control input-output operations, error diagnostics, and recovery routine; and (b) instruction sequences in machine-readable code which control call processing, peripheral equipment, and administration and maintenance functions as well as associated documentation used to describe, maintain, and use the programs.


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      10.2 Any Software provided to Purchaser by ACL shall be treated as the exclusive property of ACL, and Purchaser shall: (1) treat such Software as Confidential Information under Section 12 of this Agreement; (2) utilise such Software or any portions or aspects thereof (including any methods or concepts utilised therein) solely in conjunction with the Equipment; (3) return to ACL all memory media, documentation and/or other material that has been modified, updated or replaced; (4) not modify, disassemble or decompile such Software, or reverse engineer any portion of the Software or functioning of the ACL Products, or permit others to do so, without ACL's prior written consent; and (5) not reproduce or copy such Software in whole or in part except for backup and archival purposes or as otherwise permitted in writing by ACL. (Information to achieve interoperability of the Software with independently created programs, within the meaning of Article 6 of the Directive on the Legal Protection of Computer Programs shall be provided by ACL to the Purchaser upon the signing of this agreement.

      10.3 The obligations of Purchaser under this Section 10 shall survive the termination of the Agreement for any reason and shall continue even if the Software is no longer used with the Equipment.

11.   DOCUMENTATION.

      For the initial Purchase Order, ACL shall furnish six full sets of documentation, in hard and soft copies to the Purchaser at no extra cost, for the products specified in Exhibit A including cabling diagrams to be used for the operation and maintenance of the Equipment and Software. Thereafter, for documentation updates and further Purchase Orders ACL will provide a single copy on CD-ROM and in hard copy. All such documentation is to be treated in accordance with the terms of Section 12. Updates to the documentation shall be at no charge during the Warranty Period.

12.   CONFIDENTIAL INFORMATION.

      12.1 The Confidentiality Agreement, dated 22 August 2001 between ACL and the Purchaser is incorporated herein by reference. The obligations of Sections 10 and 12 will survive termination or cancellation of this Agreement.

13.   EXCUSABLE DELAY

      None of the parties shall suffer any liability for non-performance, defective performance, or late performance under this Agreement


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      due to causes beyond its control and without its fault or negligence such as, but not limited to, acts of God, war (including civil war), civil unrest, acts of government, fire, floods, explosions, the elements, epidemics, quarantine, restrictions, strikes, lock-outs, plant shutdown. In the event of excusable delay as defined in the preceding sentence, then the affected party, upon giving prompt written notice to the other shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent that the party's obligations relate to the performance so prevented, restricted, or interfered with), provided that the party in default shall use its best endeavours to avoid or remove such causes of non-performance and both parties shall proceed to perform with dispatch whenever such causes are removed or cease to exist.

      Each party reserves the right to cancel or otherwise terminate this Agreement if the other's performance is delayed for a period of more than ninety (90) days.

14.   GENERAL INDEMNITY.

      14.1 ACL agrees to indemnify and hold Purchaser harmless against all costs, expenses, liabilities, damages, losses, claims, or proceedings incurred by Purchaser in an action by a third party alleging that Purchaser's use of the Equipment or the Software, separately or in combination, as a whole or in part, constitutes an infringement of their intellectual property rights wherever in the world enforceable, including applications to register and rights to apply for any such rights ("Intellectual Property Rights"). ACL agrees to defend Purchaser against any such claims and to pay all litigation costs, reasonable lawyer's fees, settlement payments, and any damages awarded or resulting from any such claim.

      14.2 Purchaser shall promptly advise ACL of any such suit, claim, or proceeding and shall co-operate with ACL in the defence or settlement thereof. ACL shall have sole control of the defence of any action involving such a claim and of all negotiations for its settlement.

      14.3 In the event that an injunction is obtained against Purchaser's use of the Equipment and/or the Software, in whole or in part, as a result of any such claim under Section 14.1, ACL shall use its best efforts to either: (a) procure for Purchaser the right to continue using the portions of the Equipment or the Software enjoined from use; or (b) replace or modify the same with functionally equivalent or better Equipment and/or Software so that Purchaser's use is not subject to any


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      such injunction. In the event that ACL cannot perform the remedies set forth in Sections 14.3(a) or 14.3(b), then Purchaser shall have the right to return such Equipment and the Software to ACL. In the event of such return, ACL shall refund the full value of the Equipment and the licence to use the Software within fifteen (15) days of the receipt by ACL of the Equipment and the Software.

      14.4 This indemnity shall not apply to claims arising in respect of the use of the Equipment or Software supplied by ACL or manufactured by its suppliers in accordance with any design or any special instruction furnished by Purchaser, or which Purchaser uses in a manner or for a purpose not contemplated by this Agreement.

      14.5 The provisions of this Section 14 set forth the entire obligation of ACL with respect to any claim of infringement of Intellectual Property Rights.

15.   REMEDIES AND TERMINATION.

      15.1 Either party shall have the right, prior to payment to ACL of the Invoice Total, to suspend its performance under this Agreement by written notice to the other Party if that party shall: (a) become insolvent; (b) have a receiver or manager appointed over the whole or any part of its assets or business; (c) make any composition or arrangement with its creditors; (d) take or suffer any similar action in consequence of debt, or an order or resolution is made for its dissolution or liquidation (other than for the purpose of amalgamation or reconstruction). .

      15.2 In the event of any material breach of this Agreement by either party which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option: (a) to avail itself of any and all remedies available at law or equity; or (b) to terminate this Agreement; or (c) if the aggrieved party is ACL, to suspend performance of all of its obligations under the Agreement for as long as the breach continues uncorrected or (d) if the aggrieved party is the Purchaser, to suspend payment of any monies due and payable to ACL until the breach is corrected.

      15.3 In the event (a) either party fails timely to discharge its obligations under this Agreement and (b) the aggrieved party employs a lawyer in order to collect any amount due and unpaid or to enforce any right or remedy hereunder, then the defaulting party agrees that, in addition to all amounts due hereunder, it shall pay all costs of


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      collection or enforcement including court costs and reasonable Lawyer's fees.

16.   PURCHASER'S RESPONSIBILITIES.

      To the extent that Purchaser requests Installation Services, and ACL accepts the Purchase Order for such Installation Services, then:

      a. Purchaser shall ensure that all ACL-designated personnel have access to Purchaser's premises and the Equipment during the times necessary to install, maintain, and service the Equipment. ACL's personnel shall comply with site and security regulations as specified by Purchaser.

      b. Purchaser shall provide reasonable working space and facilities including cooling, light, ventilation, electric current and outlets for use by ACL's designated personnel. Adequate storage space for equipment and materials shall be made available by Purchaser as required. All such facilities shall be provided at no charge to ACL.

      c. Any information which ACL reasonably requests from Purchaser and which is required for ACL to properly install or maintain the Equipment shall be provided by Purchaser in a timely fashion and form reasonably specified by ACL.

      d. Purchaser shall not perform, or attempt to perform, or cause to be performed any maintenance or repair to the Equipment during the term of this Agreement, other than pursuant to this Agreement, without ACL's prior, written consent.

17.   ACL's RESPONSIBILITIES

      To the extent that Purchaser requests Installation/or and Maintenance Services and/or training services, and ACL accepts the Purchase Order for such Services, then:

      a. ACL shall provide all necessary tools and test equipment required for the installation, testing and commissioning of the Equipment and Software.

      b. ACL shall work in conjunction with other contractors of Monarch for the interfacing and integration of ACL equipment and Software with third party software.


SUPPLY AGREEMENT - PAGE 14
(STDUKSA-revised  May 2000)

      c. ACL shall ensure that Monarch Staff are adequately trained in all stages of the equipment installation, integration, testing, commissioning, operations and maintenance stages.

      d. ACL shall provide Acceptance Test Procedures, which shall be agreeable to both parties.

18.   NOTICES.

      All notices, requests, consents and other communications hereunder must be in writing and will be deemed to have been properly given when actually received by the party to whom sent, at the following addresses:

      If to ACL:                      If to PURCHASER:

      FAO: Contracts Manager          Sade Adetiba and V. K. Fashola
      Airspan Communications Ltd.     Monarch Communications Ltd.
      Cambridge House,                Orbital House,
      Oxford Road,                    No. 180 Awolowo Road,
      Uxbridge, Middlesex             Ikoyi,
      UB8  1UN                        Lagos
      England                         Nigeria

19.   HARDWARE AND SOFTWARE VERIFICATION

      19.1 If Installation Services are ordered, ACL shall, upon completion of the installation, test the Equipment. Purchaser may witness the installation and test performance.

      19.2 When the Equipment and Software have satisfactorily completed all of ACL's tests, ACL shall provide Purchaser with a "Hardware and Software Verification" certificate. The written acceptance of the certificate by Purchaser will be deemed, for purposes of this Agreement, as "Completion of Installation".

      19.3 The tests that the ACL Products must successfully complete as part of the commissioning process are set forth in Exhibit C hereto. Such commissioning tests may be amended from time to time by agreement of both parties in writing.

20.   PUBLICITY.


SUPPLY AGREEMENT - PAGE 15
(STDUKSA-revised  May 2000)

      Both parties agree not to publish any press releases or otherwise publicise the existence, or any of the terms, of this Agreement without the prior written consent of the other party.

21.   MISCELLANEOUS.

      21.1 This Agreement shall be construed in accordance with and governed by the laws of England, without regard to its conflicts of law rules.

      21.2 (a) Any dispute, controversy or claim between the parties arising out of, or in connection with, this Agreement, or the breach, termination or validity thereof will be resolved by mutual agreement of the parties. If any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof is unable to be resolved by mutual agreement of the parties, then any such dispute shall be finally resolved by arbitration under the Rules of the Chartered Institute of Arbitrators, England, as then in force, by one or more arbitrators appointed in accordance with said Rules. The place of arbitration shall be London, England. The language used during arbitration shall be the English language. The parties agree that the award of the arbitrator(s) shall, except as provided below, be the sole and exclusive remedy between them regarding the claims, counterclaims, issues or accounting presented or pled to the arbitrator(s) and that the award may be enforced in other jurisdiction in any manner provided by law. The arbitrator(s) shall be entitled to award to the substantially prevailing party its attorneys fees and costs incurred in connection with the arbitration proceedings and preparation for the same.

      (b) Notwithstanding the provisions of item (a) above, the parties hereto shall be entitled to seek injunctive or similar relief from a court of competent jurisdiction with respect to any actual, impending or threatened breach of confidentiality provisions and other provisions of this Agreement, including provisions intended to protect intellectual property rights. In any court proceedings contemplated by this item (b), the substantially prevailing party shall be entitled to recover from the other party its attorneys fees and costs.

      21.3 The delay or failure on the part of any of the parties to enforce at any time any of the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided shall in no way be construed to be a waiver of such provision, rights, or options, or in any way to affect its right later to enforce them. The exercise by any of the parties of its rights hereunder or of any options hereunder under the terms or covenants herein shall not preclude or prejudice the party


SUPPLY AGREEMENT - PAGE 16
(STDUKSA-revised  May 2000)
      from thereafter exercising the same or any right which it may have under this Agreement, irrespective of any previous action or proceeding taken by the party hereunder.

      21.4 This Agreement shall be binding upon and inure to the benefit of the successors, legal representatives and assigns of both parties.

      21.5 This Agreement and any Exhibit hereto shall be modified only by an instrument in writing that is signed by duly authorised representatives of the parties.

      21.6 The provisions of this Agreement are severable, and if any provision is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability will affect only such provision or part thereof in such jurisdiction, and will not in any manner affect the provision in any other jurisdiction, or any other provision in this Agreement in any other jurisdiction. To the extent legally permissible, an arrangement that reflects the original intent of the parties will be substituted for such invalid or unenforceable provision.

      21.7 All obligations that by their nature survive the expiration, cancellation or termination of this Agreement shall remain in effect after its expiration, cancellation or termination.

      21.8 None of the parties shall be entitled to assign this Agreement or its rights under it without the prior written consent of the other party, and such consent shall not to be unreasonably withheld or delayed.

      21.9 In the performance of its obligations under this Agreement, the parties shall at all times strictly comply with all export laws, regulations, and orders of the United Kingdom and the United States of America. Purchaser specifically acknowledges that Equipment, Software, or technology obtained from ACL pursuant to this Agreement shall not be exported, re-exported, transhipped, disclosed, diverted, or transferred, directly or indirectly, contrary to U.K. and U.S. laws, orders or regulations, which ACL shall provide to the purchaser on request.

      21.10 TAXES

      It is hereby agreed that each party shall be responsible for such taxes, levies and other charges issued in their respective countries in respect of this agreement.

22. This document constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings and agreements,


SUPPLY AGREEMENT - PAGE 17
(STDUKSA-revised  May 2000)
      either oral or written, between the parties or any official or representative thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date, such parties acting by their officers, being thereunto duly authorised.


Airspan Communications Ltd.             Monarch Communications Ltd.

By:________________________________     By:____________________________

Name:______________________________     Name:__________________________

Title:_____________________________     Title:_________________________


SUPPLY AGREEMENT - PAGE 18
(STDUKSA-revised  May 2000)

                                    EXHIBIT A

                                 "ACL Products"

AS4000 and AS8100 products. Purchaser may order the following items:

--------------------------------------------------------------------------------
Catalogue number and Item description
--------------------------------------------------------------------------------
Subscriber Terminal type
--------------------------------------------------------------------------------
801-6319 : ST-R1, 1-line 64k or 32k POTS (Ant, SIU, internal batt) options:
Type 6 Eur
--------------------------------------------------------------------------------
801-6329 : ST-R2, 2-line 64k or 32k POTS (Ant, SIU, internal batt) options:
Type 6 Eur
--------------------------------------------------------------------------------
803-6349 : ST-N4,   4-Line 64k or 32k POTS (Ant, SIU) options: Type 6 Eur
--------------------------------------------------------------------------------
804-6319 : ST-B1,   (ISDN 2B+D) (Ant, SIU) options: Type 6 Eur
--------------------------------------------------------------------------------
811-6329 : ST-P1V2, Ethernet+2-Line 64 & 32k POTS (Ant, SIU) options: Type 6
Eur
--------------------------------------------------------------------------------
ST Ancillaries and Spares
--------------------------------------------------------------------------------
890-0009 : ST antenna drop cable kit (300m standard cable)
--------------------------------------------------------------------------------
605-0010-257 : ST Installation toolkit
--------------------------------------------------------------------------------
CT and AC Rack mechanics
--------------------------------------------------------------------------------
700-0002 : CT Rack with RF Combiner shelf + 2 AS4000 Modem shelves (E1)
--------------------------------------------------------------------------------
703-0002 : Rack with 2 AC shelves
--------------------------------------------------------------------------------
CT Antenna Systems
--------------------------------------------------------------------------------
710-6941 : Directional Antenna, 1 feeder port,  90 Deg 3.4-3.7 GHz
--------------------------------------------------------------------------------
CT Antenna Feeder
--------------------------------------------------------------------------------
712-0050 : CT Antenna Feeder 7/8 inch coaxial  (1x50m)+ Installation kit
--------------------------------------------------------------------------------
CT RF plug in sets
--------------------------------------------------------------------------------
720-6300 : CT RF full plug in set 3.4-3.6 GHz Plan 1 (2PA+MON+3PSU+2DIPLNA)
--------------------------------------------------------------------------------
CT AS4000 DA Modem shelf card sets and AS4020 Modem shelves
--------------------------------------------------------------------------------
751-6300 : DA Modem shelf full card set (E1) (3.5MHz) 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC+2PSU+5Modems)
--------------------------------------------------------------------------------
AC Shelf plug-ins
--------------------------------------------------------------------------------
780-0000 : AC Basic Shelf card set (Generic E1) (2PSU+SC+CTU+XTU)
--------------------------------------------------------------------------------
303-1002-900 : E1 TU card
--------------------------------------------------------------------------------
303-1009-900 : AC CU card
--------------------------------------------------------------------------------
605-0010-235 : AC PTU card
--------------------------------------------------------------------------------
Software and NMS
--------------------------------------------------------------------------------
870-1000 : AS8100/8200 Sitespan Desktop Hardware Platform (Windows NT PC + Serial port expansion.)
--------------------------------------------------------------------------------
870-2100 : AS8100 Sitespan Client / Server software (AS4000 support) and RTU license
--------------------------------------------------------------------------------
870-2300 : AS8100/8200 Sitespan Shelf License
--------------------------------------------------------------------------------
870-2900 : Annual Maintenance/Upgrade charge for Sitespan software
--------------------------------------------------------------------------------
871-xxxx : V5.x License for 1000 subscribers
--------------------------------------------------------------------------------
872-1000 : STMON for Windows 98 and NT
--------------------------------------------------------------------------------
Documentation
--------------------------------------------------------------------------------
880-2000 : AS4000 DA Documentation (CD-ROM)
--------------------------------------------------------------------------------
880-3000 : AS8100/8200 (Sitespan) Documentation (CD-ROM)
--------------------------------------------------------------------------------
Services (NB. Estimate only. Travel and expenses not included)
--------------------------------------------------------------------------------
885-2000 : Installation services (per day, excl T&E)
--------------------------------------------------------------------------------


SUPPLY AGREEMENT - PAGE 19
(STDUKSA-revised  May 2000)

                                    EXHIBIT B

                                  "Price List"




SUPPLY AGREEMENT - PAGE 20
(STDUKSA-revised  May 2000)

                                    EXHIBIT B

                                  "Price List"

-------------------------------------------------------------------------------------------------------------------------------
Schedule of Equipment for Monarch Nigeria Project                                                       Quantities
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Infrastructure
-------------------------------------------------------------------------------------------------------------------------------
Catalogue number and Item description                                                   Price Agro Diyan   Ikeja     Apapa
-------------------------------------------------------------------------------------------------------------------------------
Subscriber Terminal type
----------------------------------------------------------------------------------------------
801-6319  : ST-R1,   1-line 64k or 32k POTS (Ant, SIU, internal batt) options:
                     Type 6 Eur                                                             *
801-6329  : ST-R2,   2-line 64k or 32k POTS (Ant, SIU, internal batt) options:
                     Type 6 Eur                                                             *
803-6349  : ST-N4,   4-Line 64k or 32k POTS (Ant, SIU) options: Type 6 Eur                  *
804-6319  : ST-B1,   (ISDN 2B+D) (Ant, SIU) options: Type 6 Eur                             *
811-6329  : ST-P1V2, Ethernet+2-Line 64 & 32k POTS (Ant, SIU) options:
                     Type 6 Eur                                                             *
Total Subscriber Terminals
----------------------------------------------------------------------------------------------
ST Ancillaries and Spares
890-0009 : ST antenna drop cable kit (300m standard cable)                                  *
605-0010-257 : ST Installation toolkit                                                      *
Total ST Ancillaries and Spares
----------------------------------------------------------------------------------------------
CT and AC Rack mechanics
700-0002 : CT Rack with RF Combiner shelf + 2 AS4000 Modem shelves (E1)                     *        *           *         *
703-0002 : Rack with 2 AC shelves                                                           *        *
Total CT and AC Rack mechanics
----------------------------------------------------------------------------------------------
CT Antenna Systems
710-6941 : Directional Antenna, 1 feeder port,  90 Deg 3.4-3.7 GHz                          *        *           *         *
Total CT Antenna Systems
----------------------------------------------------------------------------------------------
CT Antenna Feeder
712-0050 : CT Antenna Feeder 7/8 inch coaxial  (1x50m)+ Installation kit                    *        *           *         *
Total CT Antenna Feeder
----------------------------------------------------------------------------------------------
CT RF plug in sets
720-6300 : CT RF full plug in set 3.4-3.6 GHz Plan 1 (2PA+MON+3PSU+2DIPLNA)                 *        *           *         *
Total CT RF plug in sets
----------------------------------------------------------------------------------------------
CT AS4000 DA Modem shelf card sets and AS4020 Modem shelves
751-6300 : DA Modem shelf full card set (E1) (3.5MHz) 3.4-3.6 GHz Plan 1
           (RF+AU+TU+SC+2PSU+5Modems)                                                       *        *           *         *
Total CT AS4000 DA Modem shelf card sets and AS4020 Modem shelves
----------------------------------------------------------------------------------------------
AC Shelf plug-ins
780-0000 : AC Basic Shelf card set (Generic E1) (2PSU+SC+CTU+XTU)                           *        *
303-1002-900 : E1 TU card                                                                   *        *
303-1009-900 : AC CU card                                                                   *        *
605-0010-235 : AC PTU card                                                                  *        *
Total AC Shelf plug-ins
----------------------------------------------------------------------------------------------
Software and NMS
870-1000 : AS8100/8200 Sitespan Desktop Hardware Platform (Windows NT PC +
           Serial  port expansion.)                                                         *        *
870-2100 : AS8100 Sitespan Client / Server software (AS4000 support) and RTU
           license                                                                          *        *
870-2300 : AS8100/8200 Sitespan Shelf License                                               *        *
870-2900 : Annual Maintenance/Upgrade charge for Sitespan software                          *        *
871-xxxx : V5.x License for 1000 subscribers                                                *        *
872-1000 : STMON for Windows 98 and NT                                                      *        *
Total Software and NMS
----------------------------------------------------------------------------------------------
Documentation
880-2000 : AS4000 DA Documentation (CD-ROM)                                                 *        *
880-3000 : AS8100/8200 (Sitespan) Documentation (CD-ROM)                                    *        *
Total Documentation
----------------------------------------------------------------------------------------------
Services (NB. Estimate only. Travel and expenses not included)
885-2000 : Installation (per day, excl T&E)                                                 *        *
885-1000 : Site Survey (per day, excl T&E)                                                  *
885-3000 : Radio Planning (per day, excl T&E)                                               *
885-4000 : Airspan Training (per day at Uxbridge for up to 7 students, excl T+E)            *
885-4001 : Airspan Training (per day on Customer premises for up to 7 students,
           excl T+E)                                                                        *
885-4002 : Airspan Training (per day per additional student, excl T+E)                      *
885-5000 : Project Management (per manager per day, excl T&E)                               *
Total Services
----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                   Totals
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Schedule of Equipment for Monarch Nigeria Project                                                   Quantities
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Infrastructure        Subscribers
------------------------------------------------------------------------------------------------------------------------------------
Catalogue number and Item description                                               Agege         Amuwo-Odofin   Units
------------------------------------------------------------------------------------------------------------------------------------
Subscriber Terminal type
------------------------------------------------------------------------------------
801-6319  : ST-R1,   1-line 64k or 32k POTS (Ant, SIU, internal batt) options:
                     Type 6 Eur                                                                                          *
801-6329  : ST-R2,   2-line 64k or 32k POTS (Ant, SIU, internal batt) options:
                     Type 6 Eur                                                                                          *
803-6349  : ST-N4,   4-Line 64k or 32k POTS (Ant, SIU) options: Type 6 Eur                                               *
804-6319  : ST-B1,   (ISDN 2B+D) (Ant, SIU) options: Type 6 Eur
811-6329  : ST-P1V2, Ethernet+2-Line 64 & 32k POTS (Ant, SIU) options:
                     Type 6 Eur                                                                                          *
Total Subscriber Terminals
------------------------------------------------------------------------------------
ST Ancillaries and Spares
890-0009 : ST antenna drop cable kit (300m standard cable)                                                               *
605-0010-257 : ST Installation toolkit
Total ST Ancillaries and Spares
------------------------------------------------------------------------------------
CT and AC Rack mechanics
700-0002 : CT Rack with RF Combiner shelf + 2 AS4000 Modem shelves (E1)                       *             *
703-0002 : Rack with 2 AC shelves
Total CT and AC Rack mechanics
------------------------------------------------------------------------------------
CT Antenna Systems
710-6941 : Directional Antenna, 1 feeder port,  90 Deg 3.4-3.7 GHz                            *             *
Total CT Antenna Systems
------------------------------------------------------------------------------------
CT Antenna Feeder
712-0050 : CT Antenna Feeder 7/8 inch coaxial  (1x50m)+ Installation kit                      *             *
Total CT Antenna Feeder
------------------------------------------------------------------------------------
CT RF plug in sets
720-6300 : CT RF full plug in set 3.4-3.6 GHz Plan 1 (2PA+MON+3PSU+2DIPLNA)                   *             *
Total CT RF plug in sets
------------------------------------------------------------------------------------
CT AS4000 DA Modem shelf card sets and AS4020 Modem shelves
751-6300 : DA Modem shelf full card set (E1) (3.5MHz) 3.4-3.6 GHz Plan 1
           (RF+AU+TU+SC+2PSU+5Modems)                                                         *             *
Total CT AS4000 DA Modem shelf card sets and AS4020 Modem shelves
------------------------------------------------------------------------------------
AC Shelf plug-ins
780-0000 : AC Basic Shelf card set (Generic E1) (2PSU+SC+CTU+XTU)
303-1002-900 : E1 TU card
303-1009-900 : AC CU card
605-0010-235 : AC PTU card
Total AC Shelf plug-ins
------------------------------------------------------------------------------------
Software and NMS
870-1000 : AS8100/8200 Sitespan Desktop Hardware Platform (Windows NT PC +
           Serial  port expansion.)
870-2100 : AS8100 Sitespan Client / Server software (AS4000 support) and RTU license
870-2300 : AS8100/8200 Sitespan Shelf License
870-2900 : Annual Maintenance/Upgrade charge for Sitespan software
871-xxxx : V5.x License for 1000 subscribers
872-1000 : STMON for Windows 98 and NT
Total Software and NMS
------------------------------------------------------------------------------------
Documentation
880-2000 : AS4000 DA Documentation (CD-ROM)
880-3000 : AS8100/8200 (Sitespan) Documentation (CD-ROM)
Total Documentation
------------------------------------------------------------------------------------
Services (NB. Estimate only. Travel and expenses not included)
885-2000 : Installation (per day, excl T&E)
885-1000 : Site Survey (per day, excl T&E)
885-3000 : Radio Planning (per day, excl T&E)
885-4000 : Airspan Training (per day at Uxbridge for up to 7 students, excl T+E)
885-4001 : Airspan Training (per day on Customer premises for up to 7 students, excl T+E)
885-4002 : Airspan Training (per day per additional student, excl T+E)
885-5000 : Project Management (per manager per day, excl T&E)
Total Services
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Total
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------   ---------------------------------
Summary                                                                                            Discount Schedule
---------------------------------------------------------------------------------   ---------------------------------
Infrastructure Total                                                                               >* STs per yr
                                                                                    ---------------------------------
                                                                                                   Subscribers
---------------------------------------------------------------------------------   ---------------------------------
*                                                                                    R1            *
                                                                                    ---------------------------------
                                                                                     R2            *
---------------------------------------------------------------------------------   ---------------------------------
Subscriber Total                                                                     N4            *
                                                                                    ---------------------------------
                                                                                     B1            *
---------------------------------------------------------------------------------   ---------------------------------
Grand Total                                                                          P1V2          *
                                                                                    ---------------------------------
                                                                                                   Infrastructure
                                                                                    ---------------------------------
                                                                                                   *
---------------------------------------------------------------------------------   ---------------------------------
Quote ref 2001-33 R10                                                             -------------------------------------------------
9/14/2001                                                                          In event of a further order being placed for
Quote expires 24/09/01                                                             delivery before 15th September 2002 of * STs or
1. All prices are quoted CIP Lagos (as per Incoterms 2000)                         greater, then the unit price reduces for the
2. Payment is by LOC or other similar means                                        whole volume to that shown in the >* STs column.
3. Please refer to the quote reference number in any communications with Airspan.  A purchase credit will be applied to this
4. Payment 10%  with order, 50%  50 days after delivery, 40% 140 days after        additional order such that the aggregate unit
delivery.                                                                          price of the total quantity delivered during the
5. Initial Firm Order placed by 15/9/01 for 5 infrastructure sites and 4,000 STs   year will equal the prices in the >* STs column.
6. Delivery of infrastructure and 500 STs to freight forwarders by end September  -------------------------------------------------
2001, delivery in country by end October 2001. Balance of STs to be delivered by end December 2001.
7. ACL will provide two site visits in Lagos during the first year FOC
8. ACL will provide 870-2300 and 871-xxxx FOC for later stages of infrastructure.
9. ACL will provide 20 working days of ISTAS time for ST installation and training FOC.
---------------------------------------------------------------------------------

--------------------------------------- ----------------------------------------
Signature:                              Signature:


\s\ R Olowude                           \s\ J. Paget

R Olowude                               J Paget
Chairman                                Chief Operating Officer
Monarch Communications Limited          Airspan Networks Inc
--------------------------------------- ----------------------------------------


SUPPLY AGREEMENT - PAGE 21
(STDUKSA-revised  May 2000)